UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.         )

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POLYCOM, INC.

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SUPPLEMENT TO NOTICE OF

2010 ANNUAL MEETING OF STOCKHOLDERS

May 27, 2010

To Polycom Stockholders:

Enclosed please find supplementary proxy materials for the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) of Polycom, Inc., a Delaware corporation (“Polycom”), to be held on Thursday, May 27, 2010, at 10:00 a.m., Pacific time, at Polycom’s principal executive offices located at 4750 Willow Road, Pleasanton, California 94588.

On April 13, 2010, we filed and began mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials over the Internet, how to request paper copies of these materials, and how to vote by using the Internet, telephone, or mail. This supplementary proxy material is being made available on or about May 12, 2010. Except as specifically amended or supplemented by the information contained in the supplementary proxy materials, all information set forth in the proxy statement for the 2010 Annual Meeting remains unchanged and should be considered in voting your shares.

The primary purpose of the supplementary proxy materials is to revise the list of nominees for election to our Board of Directors as set forth in Proposal One in the proxy statement for the 2010 Annual Meeting by removing Robert C. Hagerty as a nominee for the Board of Directors. Effective May 10, 2010, Polycom’s Board of Directors appointed Andrew M. Miller to succeed Mr. Hagerty as Polycom’s Chief Executive Officer and President. In connection with this transition, Mr. Hagerty stepped down as Chairman of the Board, Chief Executive Officer and President of Polycom and resigned from Polycom’s Board of Directors effective May 10, 2010. Mr. Hagerty is no longer a nominee for election to Polycom’s Board of Directors at the 2010 Annual Meeting.

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. This supplementary proxy material does not change the proposals to be acted upon at the 2010 Annual Meeting, which are described in the proxy statement, except that Mr. Hagerty is no longer standing for election as a director. No votes received prior to or after the date of this supplementary proxy material will be counted for or against the election of Mr. Hagerty to our Board of Directors.

This supplementary proxy material, the proxy statement for the 2010 Annual Meeting, and the annual report to stockholders are available on a website at www.edocumentview.com/plcm in accordance with the rules and regulations adopted by the U.S. Securities and Exchange Commission.

Your vote is very important. Whether or not you plan to attend the 2010 Annual Meeting, we encourage you to read the proxy statement and the supplementary proxy material and vote as soon as possible.

All stockholders are cordially invited to attend the 2010 Annual Meeting in person. Any stockholder attending the 2010 Annual Meeting may vote in person even if such stockholder has previously voted by another method, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the 2010 Annual Meeting.

Thank you for your ongoing support of Polycom.

By Order of the Board of Directors of Polycom, Inc.
/s/ Sayed M. Darwish
Sayed M. Darwish
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

POLYCOM, INC.

4750 Willow Road

Pleasanton, California 94588

SUPPLEMENT TO PROXY STATEMENT

FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement supplement, dated May 12, 2010 (the “Supplement”), supplements the proxy statement dated April 13, 2010 (the “Proxy Statement”) previously made available to our stockholders in connection with the solicitation by our Board of Directors of proxies to be voted at the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) of Polycom, Inc., a Delaware corporation (“Polycom”), to be held on Thursday, May 27, 2010, at 10:00 a.m., Pacific time, at Polycom’s principal executive offices located at 4750 Willow Road, Pleasanton, California 94588.

The purpose of this supplement is to (1) revise the list of nominees for election to our Board of Directors as set forth in Proposal One in the Proxy Statement by removing Robert C. Hagerty as a nominee for the Board of Directors and (2) provide updated information relating to recent changes in our management and Board structure and certain arrangements that Polycom has recently entered into with Mr. Hagerty and Andrew M. Miller, our new Chief Executive Officer. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

ELECTION OF DIRECTORS

Appointment of New CEO; Resignation from Board of Directors by Robert C. Hagerty

On May 10, 2010, Polycom announced that Andrew M. Miller, age 50, had been appointed by Polycom’s Board of Directors to succeed Robert C. Hagerty as Polycom’s Chief Executive Officer and President, effective as of such date. Mr. Miller joined Polycom in July 2009 as Executive Vice President, Global Field Operations. Prior to joining Polycom, Mr. Miller served as global president of IPC Information Systems, LLC, a trading technology and network connectivity provider, from December 2007 to June 2009. Prior to his position with IPC, Mr. Miller joined Monster Woldwide, Inc., a provider of global online employment solutions, as Senior Vice President, Monster North America, from June 2006 to August 2007. Mr. Miller served as Chief Executive Officer of Tandberg asa, a video solutions provider, from January 2002 to January 2006. Mr. Miller also held a number of roles at Cisco Systems, Inc. from 1990 to 2001, including Vice President, U.S. Area Sales (West) and Vice President, Marketing (Customer Advocacy). Mr. Miller has been on the Board of BroadSoft Inc. since June 2006. Mr. Miller has a B.S. in Business Administration from the University of South Carolina. Mr. Miller is a named executive officer of Polycom and additional information relating to Mr. Miller is included below and in the Proxy Statement. The Board plans to appoint Mr. Miller to the Board of Directors shortly following the 2010 Annual Meeting.

In connection with this transition, Mr. Hagerty stepped down as Chairman of the Board, Chief Executive Officer and President of Polycom and resigned from the Board of Directors effective as of May 10, 2010. Mr. Hagerty will continue to serve as an advisor to Mr. Miller and Polycom’s Board of Directors for a period of at least one year, pursuant to the terms of a Consulting Agreement entered into on May 7, 2010, as described in further detail below.

As a result, the Board of Directors has authorized a revised slate of nominees for election to the Board of Directors. As discussed below, the revised list of nominees approved by the Board of Directors includes each of the current directors other than Mr. Hagerty. Further information on the seven nominees is provided below and in the Proxy Statement. In addition, effective May 10, 2010, the Board of Directors approved an amendment to Polycom’s bylaws to reduce the size of the Board of Directors to seven members in order to eliminate the vacancy created by Mr. Hagerty’s resignation.

Nominees

Proposal One for the 2010 Annual Meeting consists of the election of directors to serve until the next annual meeting of stockholders or until that director’s successor is duly elected and qualified. The candidates nominated by the Board of Directors consist of all of the nominees identified in the Proxy Statement, with the exception of Mr. Hagerty, who resigned from the Board of Directors effective May 10, 2010. Because Mr. Hagerty is no longer a nominee for the Board of Directors, shares represented by proxies received by Polycom will be voted for the remaining seven nominees as instructed and will not be voted for Mr. Hagerty. The following are nominees for Polycom’s Board of Directors:

Name	Age	Position
David G. DeWalt (2)(4)	46	Chairman of the Board
Michael R. Kourey	50	Executive Vice President, Finance and Administration, Chief Financial Officer, and Director
Betsy S. Atkins (2)(3)(4)	54	Director
John A. Kelley, Jr. (1)(3)(4)	60	Director
D. Scott Mercer (1)(3)	59	Director
William A. Owens (2)	70	Director
Kevin T. Parker (1)(4)	50	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Corporate Governance and Nominating Committee
(4)	Member of Strategic Matters Committee

Biographical information with respect to the nominees, along with the specific experience, qualifications, attributes or skills of each nominee that led the Board of Directors to conclude that each nominee should serve on the Board of Directors with respect to each nominee, is set forth in the Proxy Statement under the caption “Proposal One—Election of Directors.” In addition, share ownership with respect to the nominees is set forth in the Proxy Statement under the caption “Ownership of Securities.”

CORPORATE GOVERNANCE

New Chairman of the Board of Directors; Leadership Structure

In connection with Mr. Hagerty stepping down as Chairman of the Board, the Board of Directors has elected David G. DeWalt to serve as Chairman of the Board. Prior to his election as Chairman of the Board, Mr. DeWalt served as Polycom’s Lead Independent Director from May 2008 until his appointment as Chairman of the Board and has been a director of Polycom since 2005.

In connection with Mr. Miller’s appointment as President and Chief Executive Officer of Polycom, the Board of Directors also considered Polycom’s leadership structure. The Board of Directors determined that this leadership change marked the appropriate time for Polycom to separate the roles of Chief Executive Officer and Chairman of the Board. In making this decision regarding the optimum leadership structure for Polycom at this time, the Board considered a number of factors, including the fact that Mr. DeWalt, an experienced technology executive, had served as Polycom’s Lead Independent Director for the last two years and would be able to seamlessly transition into the role without impact on the organization.

EXECUTIVE COMPENSATION

Compensation Arrangements with Andrew M. Miller

On May 5, 2010, the independent members of the Board approved a new compensation package for Mr. Miller, effective May 10, 2010, which provides Mr. Miller with $600,000 annual base salary and an annual target bonus opportunity as a percentage of base salary of 100%.

Further, on May 6, 2010, the independent members of the Board approved a grant to Mr. Miller of 15,000 target performance shares. The three twelve-month performance periods for this grant will measure the Company’s total shareholder return for each performance period, as compared to the Russell 2000 Index. The award will vest annually over three years, subject to the achievement of the applicable performance criteria for each measured performance period and continued employment. In addition, on May 6, 2010, the independent members of the Board approved a grant to Mr. Miller of 15,000 restricted stock units. One-third (1/3) of the number of restricted stock units is scheduled to vest on the first anniversary of the grant date and the remaining two-thirds (2/3) will vest in equal, annual installments on the second and third anniversaries of the grant date (subject to continued employment).

Executive Severance Plan and Change of Control Agreement Amendments. On May 6, 2010, the independent directors of the Board amended Polycom’s Executive Severance Plan (the “Severance Plan”), as approved by the Compensation Committee of the Board in February 2010, to provide different benefits thereunder for Mr. Miller in connection with his new role as Chief Executive Officer. Pursuant to the amended Severance Plan, if Mr. Miller’s employment is in the future terminated by Polycom other than for cause, death or disability, or if he resigns for good reason (as such terms are defined in the Severance Plan), the Severance Plan provides for a lump sum severance payment equal to 200% of Mr. Miller’s base salary as then in effect plus 200% of his target bonus in effect in the last fiscal year that ended prior to the termination date, continued health benefits for one year and outplacement assistance. In order to receive severance benefits under the Severance Plan, Mr. Miller must execute a release of claims in favor of Polycom and agree to non-solicitation, non-disparagement and non-competition (if applicable) obligations for a period of one year following his termination.

On May 6, 2010, the independent directors of the Board also approved an Amended Change of Control Severance Agreement (the “Amended COC Agreement”) to be entered into between Polycom and Mr. Miller. Pursuant to the terms of the Amended COC Agreement, if, within twenty-four (24) months of a Change of Control (as defined in the Amended COC Agreement), Mr. Miller is terminated other than for cause or voluntarily terminates his employment for good reason (provided he has satisfied his obligation to remain with Polycom for six (6) months following a Change of Control), then he will receive a lump sum payment equal to 200% of his annual base salary and target bonus, continued employee benefit coverage for a period of up to 24 months from the date of termination and full vesting of his outstanding equity awards under Polycom’s equity incentive plans.

Consulting Agreement with Robert C. Hagerty

On May 7, 2010, as part of the CEO transition, Polycom and Mr. Hagerty entered into a Consulting Agreement pursuant to which Mr. Hagerty will provide advisory services as requested to Polycom’s Board and Mr. Miller, for a period of at least one year (unless earlier terminated in accordance with the terms of the Consulting Agreement). In exchange for such services, Mr. Hagerty will receive an aggregate amount of $500,000 payable over the term of the Consulting Agreement. During the term of the Consulting Agreement, Mr. Hagerty will also be subject to non-competition obligations with respect to certain identified companies. Upon mutual written agreement, the parties may elect to renew this Consulting Agreement for an additional one-year term.

Further, upon his execution and non-revocation of a legal release of claims, Mr. Hagerty is entitled to receive severance benefits pursuant to the terms of his Amended Severance Agreement filed with the Company’s Current Report on Form 8-K dated February 9, 2010.

VOTING MATTERS

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone, or mail) will remain valid and will be voted at the 2010 Annual Meeting unless revoked. Shares represented by proxies returned before the 2010 Annual Meeting will be voted for the directors nominated by the Board of Directors as instructed, except that votes will not be cast for Mr. Hagerty because he is no longer nominated for election to the Board by the Board of Directors.

Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “Questions and Answers about the 2010 Annual Meeting and Procedural Matters.” In addition, Sayed M. Darwish, Polycom’s Senior Vice President, Chief Administrative Officer, General Counsel and Secretary, has been named as a proxy holder in substitution for Robert C. Hagerty. As a result, Sayed M. Darwish and Michael R. Kourey, or either of them, will now have discretion to vote on additional matters presented at the 2010 Annual Meeting, if any, in accordance with their best judgment.

OTHER MATTERS

Polycom knows of no other matters to be submitted at the 2010 Annual Meeting. If any other matters properly come before the 2010 Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the 2010 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS

Pleasanton, California

May 12, 2010

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